As filed with the Securities and Exchange Commission on November 24, 2008
Registration No. 333-152798

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL VALLEYS CORP.
(Exact name of Registrant as specified in its charter)

Nevada	7372	98-0537383
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

     DIGITAL VALLEYS CORP.
Suite 100, 1100 Dexter Ave North
Seattle, Washington 98109
Telephone: (206)-273-7892
Fax: (206) 273-7401
(Address and telephone number of Registrant’s principal executive offices and intended principal place of business)

BUSINESS FILINGS INCORPORATED
6100 Neal Road, Suite 880
Reno, NV 89501
Phone: (800) 981-7183

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), please check the following box: [X]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baguio City, Philippines on November 24, 2008.

DIGITAL VALLEYS CORP.

By:	/s/Felipe A. Pati
Name:	Felipe A. Pati
Title:	President, Treasurer, Secretary
and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement was signed by the following persons in the capacities and on the dates stated:

Date: November 24, 2008	/s/ Felipe A. Pati
Name: Felipe A. Pati Title: President, Treasurer, Secretary and Director (Principal Executive and Principal Financial and Accounting Officer)